UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Notification of Resignation of Mark McKnight; Entry into Independent Contractor Agreement with Mark McKnight

Mark McKnight resigned as a named executive officer of Ricebran Technologies (the “Company”) effective as of December 31, 2016. As previously reported, Mr. McKnight served as the President of Contract Manufacturing of the Company, the Senior Vice President of Sales and Manufacturing of the Company, and the President of the Company’s subsidiary Healthy Natural, Inc. (“HN”), pursuant to that certain employment agreement dated as of September 20, 2013, as amended. On December 22, 2016, Mr. McKnight (i) terminated his employment with the Company, effective as of December 31, 2016, and (ii) entered into an Independent Contractor Agreement with the Company, effective as of January 1, 2017 (“Independent Contractor Agreement”).  The term of the Independent Contractor Agreement commences on January 1, 2017 and ends on December 31, 2019, but if Mr. McKnight is terminated by the Company without cause before the end of the term, he will be entitled to a buyout fee of $450,000, subject to a reduction by $12,500 per month during the term of the Independent Contractor Agreement.

Pursuant to the Independent Contractor Agreement, Mr. McKnight agreed to provide consulting, product development, and sales and marketing services to the Company and HN in exchange for (i) a consulting fee of $10,000 per month, (ii) commission on net revenue received from certain existing customers as specified therein, and (iii) 3.0% of net revenue received from new customers procured by Mr. McKnight’s activities as described therein. In addition, Mr. McKnight entered into a voting agreement with the Company and Robert Smith, under which Mr. McKnight and his wife Nicole McKnight agreed to vote all of the Company’s common stock owned by them at the direction of the board of directors. The voting agreement terminates on December 31, 2017.

The description of the Independent Contractor Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Independent Contractor Agreement. A copy of the Independent Contractor Agreement is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.

Item 8.01     Other Events

The Company, Great Elm Capital Corp. (f/k/a Full Circle Capital Corporation), a Maryland corporation, (“Lender”), and certain of the Company’s subsidiaries are parties to that certain Loan, Guarantee and Security Agreement dated as of May 12, 2015, as amended (“Loan Agreement”).   On December 29, 2016, Lender agreed to extend the maturity date under the Loan Agreement from December 30, 2016 to January 31, 2017 in exchange for an extension fee of $100,000.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Independent Contractor Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: December 29, 2016	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)